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                                                                  Exhibit 10 (s)

                                Eaton Corporation
                         2006 Annual Report on Form 10-K
                                   Item 15 (b)

                  1996 NON-EMPLOYEE DIRECTOR FEE DEFERRAL PLAN

                                   I. PURPOSE

      The 1996 Non-Employee Director Fee Deferral Plan (the "Plan") enables each Director of Eaton Corporation ("Eaton" or the "Company") who is not employed by the Company to defer receipt of fees that may be payable to him or her for future services as a member of the Board of Directors of the Company (the "Board") or as chairman or as a member of any committee of the Board. The purpose of the Plan is to help attract and retain highly qualified individuals to serve as members of the Company's Board of Directors and as members of committees thereof.

                                 II. ELIGIBILITY

      All members of the Board who are not employed by the Company are eligible to participate in the Plan with respect to amounts earned as fees for services as a member of the Board or as chairman or a member of any committee of the Board.

                                III. DEFINITIONS

      The terms used herein shall have the following meanings:

      Account - A bookkeeping account established by Eaton for a Participant to which may be credited Deferred Fees and earnings or losses thereon.

      Agreement - A written agreement between Eaton and a Participant deferring the receipt of Fees and indicating the term of the deferral.

      Beneficiary - The person or entity designated in writing executed and delivered by the Participant to the Committee. If that person or entity is not living or in existence at the time any unpaid balance of Deferred Fees becomes due after the death of a Participant, the term "Beneficiary" shall mean the Participant's estate or legal representative or any person, trust or organization designated in such Participant's will.

      Board - The Board of Directors of Eaton Corporation.

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

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      Change in Control of Eaton - Shall be deemed to occur if (i) a tender offer shall be consummated for 25% or more of the combined voting power of Eaton's then outstanding voting securities, (ii) Eaton shall be merged or consolidated with another corporation and as a result less than 75% of the outstanding voting securities of the resulting corporation shall be owned by the former shareholders of Eaton, other than affiliates (within the meaning of the Securities Exchange Act of 1934 (the "Exchange Act")) of any party to such merger or consolidation, as the same shall have existed immediately prior to such merger or consolidation, (iii) Eaton shall sell substantially all of its assets to another corporation that is not a wholly owned subsidiary of Eaton,
(iv) any "person" (as such term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of 25% or more of the combined voting power of Eaton's then outstanding securities; or
(v) during any period of two consecutive years, individuals who at the beginning of that period constitute the Board cease to constitute at least a majority thereof unless the election, or the nomination for election by Eaton's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. For purposes of this Plan, ownership of voting securities shall take into account and include ownership as determined by applying the provisions of Rule 13d-3(d)(l)(i) of the Exchange Act (as then in effect).

      Committee - The Governance Committee of the Board or such other committee as the Board may from time to time designate for purposes of administration of the Plan.

      Common Share Retirement Deferred Fees - Retirement Deferred Fees that are converted into share units in accordance with Article VI.

      Deferral Plans - This Plan and any other prior plan sponsored by the Company pursuant to which Fees may be deferred.

      Deferred Fees - That portion of Fees deferred pursuant to the Plan.

      Eaton - Eaton Corporation, an Ohio corporation, and its subsidiaries and successors and assigns.

      Eaton Common Shares - The common shares of Eaton Corporation with a par value of $.50 each.

            Failure to Pay - The circumstances described in either (i) or (ii) have occurred:(i) Any Participant shall have notified the Company and the Trustee in writing that the Company shall have failed to pay to the Participant, when due, either directly or by direction to the trustee of any trust holding assets for the payment of benefits pursuant to the Plan, at least 75% of any and all amounts which the Participant was entitled to receive at any time in accordance with the terms of the Plan, and that such amounts remain unpaid. Such notice must set forth the amount, if any, which was paid to the Participant by the Company, and the amount which the Participant believes he or she was entitled to receive under the Plan. The failure to make such payment shall have continued for a period of 30 days after receipt of such notice by the Company, and during such 30-day period the Company shall have failed to prove, by

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      clear and convincing evidence as determined by the Trustee in its sole and absolute discretion, that such amount was in fact paid or was not due and payable; or

            (ii) More than two Participants shall have notified the Company and the Trustee in writing that they have not been paid when due, either directly or by direction to the Trustee, amounts to which they are entitled under the Plan and that such amounts remain unpaid. Each such notice must set forth the amount, if any, which was paid to the Participant, and the amount which the Participant believes he or she was entitled to receive under the Plan. Within 15 days after receipt of each such notice, the Trustee shall determine, on a preliminary basis, whether any failure to pay such Participants has resulted in a failure to pay when due, directly or by direction, at least 75% of the aggregate amount due to all Participants under all the Deferral Plans in any two-year period, and that such amounts remain unpaid. If the Trustee determines that such a failure has occurred, then it shall so notify the Company and the Participants in writing within the same 15 day period. Within a period of 20 days after receipt of such notice from the Trustee, the Company shall have failed to prove by clear and convincing evidence, in the sole and absolute discretion of the Trustee, that such amounts were paid or were not due and payable.

      Fees - Any amount payable to a Participant for services as a member of the Board or as chairman or a member of any committee of the Board.

      Funded Amount - With respect to the Account of any Participant, the value of any assets which have been placed in a grantor trust established by the Company to pay benefits with respect to that Account, as determined at the time initial payments are to be made pursuant to the selections made by the Participants in accordance with Section 10.03.

      Interest Rate Retirement Deferred Fees - Retirement Deferred Fees that are credited with Treasury Note Based Interest in accordance with Article VII.

      Participant - A member of the Board who is not an employee of Eaton and who elects to defer receipt of Fees.

      Periodic Installments - Monthly, quarterly, semiannual or annual payments, over a period not to exceed fifteen years, as determined by the Committee in its sole discretion, which are substantially equal in amount, or, in the case of Common Share Retirement Deferred Fees, substantially equal in the number of share units being valued and paid or the number of Eaton Common Shares being distributed, except that earnings attributable to periods following Retirement or Termination of Service as a Director shall be included with each payment.

      Plan - This 1996 Non-Employee Director Fee Deferral Plan pursuant to which Fees may be deferred for later payment.

      Retirement - The Termination of Service as a Director of a Participant who is age 55 or older and who has at least ten years of service as a member of the Board, who is age 68 or older, or who is approved by the Committee to qualify as a retirement.

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      Retirement Deferred Fees - That portion of Fees deferred for payment at
Retirement, at one year following Retirement, at two years following Retirement or in Periodic Installments commencing after Retirement.

      Short-Term Deferred Fees - That portion of Fees deferred for payment as determined by the Committee in accordance with Article V.

      Termination and Change in Control - The Termination of Service as a Director of a Participant for any reason whatsoever prior to a Change in Control if there is a subsequent Change in Control or the Termination of Service as a Director of a Participant for any reason whatsoever during the three-year period immediately following a Change in Control.

      Termination of Service as a Director - The time when a Participant shall no longer be a member of the Board, whether by reason of retirement, death, voluntary resignation, divestiture, removal (with or without cause), or disability.

      Treasury Bill Interest Equivalent - A rate of interest equal to the quarterly average yield of 13-week U.S. Government Treasury Bills.

      Treasury Note Based Interest - A rate of interest equal to the average yield of 10-year U.S. Government Treasury Notes plus 300 basis points.

      Trustee - The trustee of any trust which holds assets for the payment of the benefits provided by the Plan.

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                              IV. ELECTION TO DEFER

      Section 4.01 Deferral Options. For each calendar year commencing with 1997, a Participant may elect to defer the receipt of all or part of his or her Fees as Short-Term Deferred Fees or Retirement Deferred Fees. Once a Participant has made an effective election, he or she may not thereafter change that election or change any allocation between Short-Term Deferred Fees or Retirement Deferred Fees.

      Section 4.02 Amount Deferred. Not less than 10% of Fees payable for any calendar year may be deferred under the Plan. If a Participant elects to allocate a portion of Fees to both Short-Term Deferred Fees and Retirement Deferred Fees, the amount allocated to each shall be not less than 10% of the Fees payable for any calendar year.

      Section 4.03 Election Deadline. To be in effect, a Participant's election must be completed, signed and filed with the Committee on or before such date as is necessary to defer inclusion of the Fees in the Director's gross income for Federal income tax purposes.

      Section 4.04 Transfers. Notwithstanding anything herein to the contrary, a Participant may elect to have held and distributed in accordance with the terms and conditions of the Plan all or part of his or her compensation which was deferred under the 1980 Plan for Deferred Payment of Directors' Fees, and any such election with respect to amounts to be held and distributed as Retirement Deferred Fees for any Participant in payment status upon the effective date of such election may be held only as Interest Rate Deferred Fees if to do otherwise would be administratively impractical.

                           V. SHORT-TERM DEFERRED FEES

      If elected by a Participant, payment of the amount of Fees allocated to Short-Term Deferred Fees will be deferred. Short-Term Deferred Fees shall be credited to the Participant on the date such amount would have been distributed to him or her if there had been no valid deferral election by establishing an Account in the Participant's name. Treasury Bill Interest Equivalents shall be credited quarterly to the Participant's Short-Term Deferred Fees Account until such compensation is paid to the Participant. Short-Term Deferred Fees, together with credited Treasury Bill Interest Equivalents, shall be paid to the Participant in a lump sum or in not more than five annual installments as determined by the Committee.

                          VI. RETIREMENT DEFERRED FEES

      Section 6.01 Duration. If elected by a Participant, payment of the amount of Fees allocated to Retirement Deferred Fees will be deferred to Retirement or to one year after Retirement or to two years after Retirement, but subject to Committee discretion as to date of payment as provided herein. Retirement Deferred Fees shall be credited to the Participant on the date such amount would have been distributed to him or her if there had been no valid deferral election by establishing an Account in the Participant's name.

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      Section 6.02 Common Share Retirement Deferred Fees. Between 50% and 100%,
as elected by the Participant, of the amount allocated to Retirement Deferred Fees shall be credited to Common Share Retirement Deferred Fees, and the balance shall be credited to Interest Rate Retirement Deferred Fees.

      Common Share Retirement Deferred Fees shall be converted into a number of share units based upon the average of the mean prices for Eaton Common Shares for the twenty trading days of the New York Stock Exchange during which Eaton Common Shares were traded immediately preceding the end of the calendar quarter in which the Fees to be deferred were earned. For purposes of the Plan, "mean price" shall be the mean of the highest and lowest selling prices for Eaton Common Shares quoted on the New York Stock Exchange List of Composite Transactions on the relevant trading day. On each Eaton Common Share dividend payment date, dividend equivalents equal to the actual Eaton Common Share dividends paid shall be credited to the share units in the Participant's Account, and shall in turn be converted into share units utilizing the mean price for Eaton Common Shares on the dividend payment date.

      Upon payment of Common Share Retirement Deferred Fees in Eaton Common Shares, the share units standing to the Participant's credit shall be converted to the same number of Eaton Common Shares for distribution to the Participant.

      Upon payment of Common Share Retirement Deferred Fees in cash, including any installment thereof in the case of Periodic Installments, the share units required to make the cash payment shall be converted to an amount equal to the greater of: (a) the product of the average of the mean prices for an Eaton Common Share for the last twenty trading days of the New York Stock Exchange during which Eaton Common Shares were traded in the month immediately preceding the month in which the date of payment occurs, multiplied by the number of share units then credited to the Participant's Account, or (b) if a Change in Control of Eaton shall have occurred at any time within thirty-six months immediately preceding the payment, the product of the number of share units credited to the Participant's Account at the time of payment multiplied by the highest of (i) the highest price paid for an Eaton Common Share in any tender offer in connection with the Change in Control of Eaton; (ii) the price received for an Eaton Common Share in any merger, consolidation or similar event in connection with the Change in Control of Eaton; or (iii) the highest price paid for an Eaton Common Share as reported in any Schedule 13D within the sixty-day period immediately preceding the Change in Control of Eaton.

      Section 6.03 Interest Rate Retirement Deferred Fees. Retirement Deferred Fees not credited to Common Share Retirement Deferred Fees shall be credited to Interest Rate Retirement Deferred Fees. Interest Rate Retirement Deferred Fees shall be credited to the Interest Rate Retirement Deferred Fees Account, which shall earn Treasury Note Based Interest, compounded quarterly, until paid.

      Section 6.04 Periodic Installments. Upon the death of a Participant who has commenced receiving Periodic Installments, the entire remaining amount of his or her Retirement Deferred Fees shall be distributed to the Participant's Beneficiary. Such distributions

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may be made either in a lump sum or in installments in such amounts and over such periods, not exceeding the remaining number of annual installments from the date of death of the Participant, as the Committee may direct in its sole discretion.

      Section 6.05 Termination of Service as a Director. The Retirement Deferred Fees Account of a Participant whose Termination of Service as a Director occurs for reasons other than Retirement shall be distributed in a lump sum or in Periodic Installments, as the Committee may determine in its sole discretion. The lump sum payment shall be made, or the Periodic Installments shall commence, when the Committee may determine in its sole discretion, no later than February 1 of the calendar year immediately after the calendar year that includes the earliest of: (i) the Participant's death, (ii) the Participant's attainment of age 55 if he or she was credited with at least 10 years of service for Eaton (or an affiliate of Eaton), (iii) the Participant's attainment of age 68, or (iv) the fifth anniversary of the Participant's Termination of Service as a Director.

      Earnings shall be credited on undistributed Retirement Deferred Fees Accounts, and annual installment payments shall be adjusted to reflect such additional earnings, based on the remaining number of installment payments to be distributed and based on Treasury Note Based Interest, computed quarterly.

                         VII. AMENDMENT AND TERMINATION

      Eaton fully expects to continue the Plan but it reserves the right, except as otherwise provided herein, at any time by action of the Committee, to modify, amend or terminate the Plan for any reason, including adverse changes in the federal tax laws. Notwithstanding the foregoing, upon the occurrence of a Change in Control of Eaton, no amendment, modification or termination of the Plan shall, without the consent of any particular Participant, alter or impair any rights or obligations under the Plan with respect to that Participant.

                              VIII. ADMINISTRATION

      The Plan shall be administered by the Committee. The Committee shall interpret the provisions of the Plan where necessary and may adopt procedures for the administration of the Plan which are consistent with the provisions of the Plan and any rules adopted by the Committee.

      After Retirement or other Termination of Service as a Director, the Committee shall determine in its sole discretion (i) whether Retirement Deferred Fees shall be paid in a lump sum or in Periodic Installments, (ii) the date on which a lump sum payment will be made or Periodic Installments will commence, which in the case of Retirement shall be not later than one year following the date to which the deferral was made, and in the case of Termination of Service as a Director for reasons other than Retirement shall be in accordance with
Section 6.05, (iii) whether to change the Periodic Installments or the number of years over which they are to be paid, and (iv) whether Common Share Retirement Deferred Fees will be paid in cash or in Eaton Common Shares. In making these determinations, the Committee may consider the wishes and needs of the Participant or his or her Beneficiary.

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      Each Participant or Beneficiary must claim any benefit to which such
Beneficiary may be entitled under the Plan by a written notification to the Committee. If a claim is denied, it must be denied within a reasonable period of time in a written notice stating the specific reasons for the denial. The claimant may have a review of the denial by the Committee by filing a written notice with the Committee within sixty days after the notice of the denial of his or her claim. The written decision by the Committee with respect to the review must be given within 120 days after receipt of the written request.

      The determinations of the Committee shall be final and conclusive.

             IX. TERMINATION AND CHANGE IN CONTROL - FAILURE TO PAY

      Section 9.01 Termination and Change in Control. Notwithstanding anything herein to the contrary, upon the occurrence of a Termination and Change in Control, the Participants shall be entitled to receive from the Company the payments as provided in Section 9.03.

      Section 9.02 Failure to Pay. Notwithstanding anything herein to the contrary, upon the occurrence of a Failure to Pay, each Participant covered by the situation described in clause (i) of the definition of Failure to Pay, or each of the Participants in the event of a situation described in clause (ii) of that definition, as the case may be, shall be entitled to receive from the Company the payments as provided in Section 9.03.

      Section 9.03 Payment Requirement. No later than (i) the first to occur of six months following the date hereof, a Termination and Change in Control or a Failure to Pay for any person who is a Participant upon such event or (ii) the date upon which any person who is not subject to clause (i) becomes a Participant, each Participant shall select one of the payment alternatives set forth below with respect to that portion of the Participant's Account equal to the full amount of the Account minus the Funded Amount, and with respect to that portion of the Account equal to the Funded Amount. The payment alternatives selected with respect to the two portions of the Account need not be the same. The payment alternatives are as follows:

            (a) a Lump Sum Payment within 30 days following the Termination and Change in Control or Failure to Pay, as the case may be;

            (b) payment in monthly, quarterly, semiannual or annual payments, over a period not to exceed fifteen years, as selected by the Participant at the time provided in the first paragraph of this Section 9.03, commencing within 30 days following the Termination and Change in Control or Failure to Pay, as the case may be, which are substantially equal in amount or in the number of share units being valued and paid or in the number of Eaton Common Shares being distributed, except that earnings attributable to periods following Termination and Change in Control or Failure to Pay shall be included with each payment.

Payment of such amounts shall be made to each such Participant in accordance with his or her selected alternative as provided in Section 9.01 and 9.02.

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                                X. MISCELLANEOUS

      Section 10.01 Adjustments. In the event of a reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of shares, stock split, stock dividend, rights offering or similar event affecting shares of the Company, the Committee shall equitably adjust the number of share units previously allocated to the Accounts of Participants as Common Share Retirement Deferred Fees.

      Section 10.02 Designation of Beneficiaries. Each Participant shall have the right, by written instruction to the Committee, on a form supplied by the Committee, to designate one or more primary and contingent Beneficiaries (and the proportion to be paid to each, if more than one is designated) to receive his or her Account balance upon his or her death. Any such designation shall be revocable by the Participant.

      Section 10.03 Committee Actions. All actions of the Committee hereunder may be taken with or without a meeting, as permitted by law and by the Company's Amended Regulations.

      Section 10.04 Assignment. No benefit under the Plan shall be subject to anticipation, alienation, sale, transfer or encumbrance, and any attempt to do so shall be void. No benefit hereunder shall in any manner be liable for the debts, contracts, or liabilities of the person entitled to such benefits. If a Participant or Beneficiary shall become bankrupt, or attempt to anticipate, alienate, sell, transfer or encumber any benefit hereunder, then such benefit shall, in the discretion of the Committee, cease and terminate, and the Committee may hold or apply the same for the benefit of the Participant or his or her spouse, children, or other dependents, or any of them, in such manner and in such amounts and proportions as the Committee may deem proper. During a Participant's lifetime, rights hereunder are exercisable only by the Participant or the Participant's guardian or legal representative. Notwithstanding the foregoing, nothing in this Section shall prohibit the transfer of any benefit by will or by the laws of descent and distribution or (if permitted by applicable regulations under Section 16(b) of the Securities Exchange Act) pursuant to a qualified domestic relations order, as defined under the Internal Revenue Code and the Employee Retirement Income Security Act.

      Section 10.05 No Funding Required. The obligations of Eaton to make payments shall be a liability of Eaton to the Participant. Eaton shall not be required to maintain any separate fund or reserve, or purchase or acquire life insurance on a Participant's life, or otherwise segregate assets to assure that any particular asset of Eaton is available to make such payments by reason of Eaton's obligations hereunder. Nothing contained in the Plan shall be construed as creating a trust or other fiduciary relationship between Eaton and a Participant or any other person.

      Section 10.06 No Contract for Services. The Plan shall not be deemed to constitute a contract for services between Eaton and a Participant. Neither the execution of the Plan nor any action taken by Eaton or the Committee pursuant to the Plan shall confer on a Participant any legal right to be continued as a member of the Board or in any other capacity with Eaton whatsoever.

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      Section 10.07 Governing Law. The Plan shall be construed and governed in accordance with the law of the State of Ohio to the extent not covered by Federal law.

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